UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2006
TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
In a notice dated February 10, 2006, TD Ameritrade Holding Corporation (“TD Ameritrade”) notified its directors and executive officers that, in connection with the anticipated tender offer required to be made by The Toronto-Dominion Bank pursuant to a stockholders agreement, dated June 22, 2005, among TD Ameritrade, The Toronto-Dominion Bank and certain other parties, a blackout period with respect to the Ameritrade Holding Corporation Associates 401(k) Profit Sharing Plan (the “Plan”) will be in effect in the event 50% or more of the participants in the Plan who hold shares of TD Ameritrade common stock in their Plan accounts accept the tender offer. In the event of a blackout, TD Ameritrade anticipates the blackout will begin following acceptance of the tendered shares and end approximately five to seven business days thereafter.
A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Notice to Directors and Executive Officers regarding Plan Blackout Period

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 10, 2006	TD AMERITRADE HOLDING CORPORATION

	By:	/s/ John R. MacDonald

John R. MacDonald Executive Vice President, Chief Financial Officer and Chief Administrative Officer

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